UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 11, 2024

NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

650 West Peachtree Street NW Atlanta, Georgia 30308-1925	(855) 667-3655
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Departure of Chief Executive Officer and Director

On September 11, 2024, the Board of Directors of Norfolk Southern Corporation (the “Company”) terminated Alan H. Shaw, President and Chief Executive Officer of the Company, in connection with preliminary findings from an ongoing investigation conducted by independent counsel that determined Shaw violated Company policies by engaging in a consensual relationship with the Company’s Chief Legal Officer. The conduct was not related to and does not impact the Company’s strategy, financial performance, technology and market operations, reporting or internal controls.

Mr. Shaw was terminated for “Cause” (as defined under the Company’s Executive Severance Plan (the “Severance Plan”)), effective immediately, and is therefore ineligible to receive severance benefits pursuant to the Severance Plan or the awards governing his outstanding equity awards.

(c) Appointment of Chief Executive Officers; (d) Appointment of Director

The Company also announced that Mark R. George, the current Executive Vice President and Chief Financial Officer of the Company, has been appointed as President and Chief Executive Officer of the Company, as a member of the Board and as a member of the Executive Committee of the Board, effective immediately.

Mr. George, age 56, has served as the Executive Vice President and Chief Financial Officer of the Company since November 1, 2019. Prior to joining the Company, Mr. George served as in various segments of United Technologies Corporation (“UTC”) for thirty years. Mr. George served as Vice President Finance and Acting Chief Finance Officer at UTC’s Carrier Corporation segment during 2019 prior to joining the Company; as Vice President Finance, Strategy, IT and Chief Finance Officer at UTC’s Otis Elevator Company segment from 2016 to 2019; and as Vice President Finance and Chief Finance Officer at UTC’s Carrier Corporation segment from 2008 until 2015, Climate, Controls and Security segment from 2011 until 2015, and Building and Industrial Systems segment from 2013 until 2015. Prior thereto, he served in various capacities in finance and business development at UTC.

In connection with Mr. George’s appointment as President and Chief Executive Officer of the Company, Mr. George and the Company have entered into an Amended and Restated Offer Letter (the “George Offer Letter”), attached hereto as Exhibit 10.1 and incorporated herein by reference, which amends the Offer Letter, dated August 26, 2019, between the parties and memorializes certain compensation and benefits to which Mr. George will be entitled to in connection with his services as President and Chief Executive Officer of the Company. Under the George Offer Letter, Mr. George’s annual base salary will be $1,000,000 per year and his annual incentive opportunity will be 225% of his base salary, each of which will be prorated for 2024 based on the number of days worked in the role of President and Chief Executive Officer. Mr. George will also receive an equity incentive award with a grant date value of $4,000,000, 50% of which will be in the form of time-based restricted stock units for shares of the Company’s common stock and 50% of which will be in the form of non-qualified stock options. The restricted stock unit portion of the grant will vest in three equal installments and the non-qualified stock option portion of the grant will earn out in three equal installments, both of which are subject to Mr. George’s continued employment with the Company. Mr. George will be eligible for severance benefits in connection with an involuntary termination without cause for the first three years of employment with the Company, including a cash payment equal to twelve months of Mr. George’s then current salary, continued vesting under any outstanding equity awards, and payment of all compensation otherwise payable to him as of his termination date, including a prorated annual incentive award for such year payable in the ordinary course. Mr. George will also remain eligible for the severance payments and benefits provided under his Change in Control Agreement, dated September 10, 2020.

In connection with Mr. George’s promotion, Jason A. Zampi, the current Senior Vice President Finance & Treasurer, is being appointed as the Acting Chief Financial Officer of the Company, effective immediately.

Mr. Zampi, age 49, has served as the Senior Vice President Finance & Treasurer since August 20, 2024. Mr. Zampi joined the Company in 2011 and previously served as Vice President of Financial Planning and Analysis of the Company from 2020 to 2024. Prior thereto, he served as Vice President and Controller from 2018 to 2020, Assistant Vice President Corporate Accounting from 2016 to 2018 and in various other capacities in Finance and Accounting from 2011 to 2016. Prior to joining the Company, he served as Senior Manager at KPMG.

There are no changes to Mr. Zampi’s existing compensation arrangements with the Company in connection with his agreement to serve as the Acting Chief Financial Officer of the Company. Mr. Zampi’s annual base salary will continue to be $400,000 per year and his annual incentive opportunity will be 120% of his base salary.

There are no family relationships between either Mr. George or Mr. Zampi and any Company director or executive officer, and no arrangements or understandings between either Mr. George or Mr. Zampi and any other person pursuant to which either was selected as an officer or director. Neither Mr. George nor Mr. Zampi is a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

The Company also announced that Nabanita C. Nag has been terminated from her roles as Executive Vice President Corporate Affairs, Chief Legal Officer & Corporate Secretary of the Company, effective immediately, in connection with the preliminary findings of the Board’s ongoing investigation.

Item 7.01	Regulation FD Disclosure

On September 11, 2024, the Company issued a press release announcing the management transitions described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Current Report shall not be incorporated by reference in any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Amended and Restated Offer Letter, dated September 11, 2024, between Norfolk Southern Corporation and Mark R. George (filed herewith)*

99.1	Press Release of Norfolk Southern Corporation (furnished herewith)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

*	Indicates Management Compensatory Plan, Contract or Arrangement.

Cautionary Statement on Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “goals,” “estimate,” “opportunity,” “targets,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORFOLK SOUTHERN CORPORATION (Registrant)

By:	/s/ Jason M. Morris
Jason M. Morris
Acting Corporate Secretary
Dated: September 12, 2024